EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
One Voice Technologies, Inc.

We hereby consent to the inclusion in this Registration Statement on Form SB-2, of our report dated March 31, 2006 relating to the financial statements of One Voice Technologies, Inc. at December 31, 2005 and 2004, which are included in such Registration Statement.


                             /S/ PETERSON & CO., LLP
                             ---------------------------
                             PETERSON & CO., LLP

                             SAN DIEGO, CALIFORNIA
                             NOVEMBER 22, 2006